SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 11, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2014, the Compensation Committee of the Board of Directors of the Registrant approved grants of shares of common stock to directors and key employees of the Registrant pursuant to its 2012 Stock Incentive Plan (the “Plan”). Specifically, each director and the Registrant’s Chief Executive Officer, Chief Financial Officer and Secretary received 2,169 shares of common stock pursuant to the Plan.

On June 12, 2014, Sanjay Madhu resigned his position as (a) a member of the Registrant’s Board of Directors and (b) a member of the Registrant’s Audit Committee. A copy of Mr. Madhu’s resignation letter is attached as an exhibit to this Current Report on Form 8-K.

As of June 13, 2014, the Registrant’s Board of Directors appointed Warren D. Harris to fill Mr. Madhu’s vacancies on the Registrant’s Board of Directors and its Audit Committee. A copy of the press release, dated June 16, 2014, announcing this appointment is attached as an exhibit to this Current Report on Form 8-K.

ITEM 8.01	OTHER EVENTS.

On June 17, 2014, Wheeler issued a press release announcing the payment of a monthly cash dividend of $0.035 per share of common stock to record holders on June 30, 2014. Wheeler expects to pay the dividend on or about July 31, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable

(b)	Pro forma financial information.

Not Applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

99.1 Press release, dated June 16, 2014, relating to the appointment of Warren D. Harris as a director and resignation of Sanjay Madhu as a director.

99.2 Press release, dated June 17, 2014, announcing the payment, on or about July 31, 2014, of a monthly cash dividend of $0.035 per share of common stock to record holders on June 30, 2014.

99.3 Resignation letter, dated June 12, 2014, of Sanjay Madhu.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler

Jon S. Wheeler

Chairman and Chief Executive Officer

Dated: June 17, 2014

EXHIBIT INDEX

99.1 Press release, dated June 16, 2014, relating to the appointment of Warren D. Harris as a director and resignation of Sanjay Madhu as a director.

99.2 Press release, dated June 17, 2014, announcing the payment, on or about July 31, 2014, of a monthly cash dividend of $0.035 per share of common stock to record holders on June 30, 2014.

99.3 Resignation letter, dated June 12, 2014, of Sanjay Madhu.